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                                                                     Exhibit 4.8



                                 AMENDMENT NO. 8

                                       TO

                           LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NO. 8 ("Amendment No. 8") is entered into as of April 16, 1998, by and between NATIONAL RECORD MART, INC. ("Borrower") and FLEET CAPITAL CORPORATION ("Lender").

                                   BACKGROUND

         Borrower and Lender are parties to a Loan and Security Agreement dated June 11, 1993 (as same has been or may be further amended, modified, restated or supplemented from time to time, the "Loan Agreement") pursuant to which Lender provides Borrower with certain financial accommodations.

         Borrower has requested that Lender amend the Loan Agreement to, among other things, permit Borrower to incur additional Indebtedness and Lender is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2.       Amendment to Loan Agreement.

                  (a) (i) Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

                           "Guaranty Security Agreement" - the Security
                  Agreement dated as of April 16, 1998 issued by NRM Investment, Inc. to Lender.

                           "Junior Subordinated Indebtedness" - all principal,
                  premium, if any, interest and other amounts payable or chargeable in connection with the Junior Subordinated Lending Agreements.



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                           "Junior Subordinated Lender" - Robert Fleming Inc.
                  and each of the other "holders" under and as defined in the Junior Subordinated Lending Agreements.

                           "Junior Subordinated Note or Note(s)" - those certain
                  promissory notes issued by Borrower to the Junior Subordinated Lender in the aggregate original principal amount of $7,500,000 each dated April 16, 1998 as further described on Exhibit A-1 hereto, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto.

                           "Senior Subordinated Lending Agreements" -
                  collectively the Senior Subordinated Secured Note Purchase Agreement dated April 16, 1998 between Borrower, Guarantor and Senior Subordinated Lender, the Senior Subordinated Note and all promissory notes, agreements, documents, guarantees and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantor or any other Person to, with or in favor of the Senior Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced each as from time to time in effect.

                           "Senior Subordinated Indebtedness" - all principal,
                  interest and other amounts payable or chargeable in connection with the Senior Subordinated Lending Agreements.

                           "Senior Subordinated Lender" - Robert Fleming Inc.
                  and each of the other "holders" under and as defined in the Senior Subordinated Lending Agreements.

                           "Senior Subordinated Note" - those certain promissory
                  notes issued by Borrower to Senior Subordinated Lender in the aggregate original principal amount of $7,500,000 each dated April 16, 1998 as further described on Exhibit A-2 hereto, together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto.

                           "Subordinated Lending Agreements"- collectively, the
                  Subordinated Note Purchase Agreement dated April 16, 1998 between Borrower, Guarantor and Junior Subordinated Lender, the Subordinated Note and all promissory notes, agreements, guarantees, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantor or any other Person to, with or in favor of the Junior Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.




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                  (ii)     Section 1.1 of the Loan Agreement is hereby further
amended by amending the following definitions in their entirety:

                           "Guarantor" - NRM Investment, Inc., William A.
                  Teitelbaum and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

                           "Guaranty Agreements" - the Guaranty Security
                  Agreement, Teitelbaum Guaranty and each Guaranty executed and delivered to Lender by any Guarantor in form and substance satisfactory to Lender.

                           "Subordinated Agreements" - collectively, (i) the
                  Intercreditor and Subordination Agreement dated the Closing Date among Borrower, Lender and Pemsen Partners, (ii) the Intercreditor and Subordination Agreement dated the Closing Date among Borrower, Lender and RMF Investment, (iii) the Junior Subordinated Agreement dated as of April 16, 1998 among Borrower, Lender, Guarantor and Junior Subordinated Lender ("Junior Subordination Agreement") and (iv) the Subordination Agreement dated as of April 16, 1998 among Borrower, Lender, Guarantor and Senior Subordinated Lender ("Senior Subordination Agreement").

                           "Subordinated Debt" - Indebtedness of Borrower that
                  is expressly subordinated to the Obligations including, without limitation, Indebtedness evidenced by the Senior Subordinated Note, Junior Subordinated Note, Subordinated Seller Note and the Subordinated Note.


                  (b) The fourth sentence of Section 8.1(I) of the Loan Agreement is hereby amended by adding the following at the end thereof:

                  "except as set forth on Exhibit 8.1(I)(A) attached hereto and made a part hereof."

                  (c) A new Exhibit 8.1(I)(A) is hereby added to the Loan Agreement and shall read as set forth on Exhibit 8.1(I)(A) annexed to this Amendment No. 8.

                  (d) Section 8.1(AB) of the Loan Agreement is hereby amended by adding the following at the end thereof:

                  "All of the representations and warranties made by Borrower to Senior Subordinated Lender and Junior Subordinated Lender in the Senior Subordinated Note and Junior Subordinated Note, as applicable, and all material agreements and documents related thereto, are true, accurate and correct."

                  (e) Section 9.2(C) is hereby amended by deleting the last sentence thereof in its entirety.


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                  (f)      Section 9.3(D) of the Loan Agreement is hereby
amended in its entirety to provide as follows:

                  "(D) Cash Flow. Achieve Cash Flow of not less than $250,000 at the end of each fiscal quarter with respect to the four fiscal quarters then ended as of the last day of such fiscal quarter."

                  (g) Section 9.2(H) is hereby amended by re-lettering "(x)" as "(xi)" and inserting a new "(x)" which shall read as follows:

                  "(x)     Liens securing the Senior Subordinated Note, and"

         3. Conditions of Effectiveness. This Amendment No. 8 shall become effective upon satisfaction of the following conditions precedent: Lender shall have received (a) four (4) copies of this Amendment No. 8 executed by Borrower;
(b) evidence of the authorization by the Board of Directors of (i) Borrower of the execution of this Amendment No. 8 and (ii) NRM Investment, Inc. of the execution and delivery of the Guaranty Agreements to which it is a party; (d) true and correct executed copies of the Junior Subordinated Lending Agreements and the Senior Subordinated Lending Agreements; (e) four (4) copies of each of the Junior Subordination Agreement and Senior Subordination Agreement executed by Borrower, Guarantor and Junior Subordinated Lender and Senior Subordinated Lender, as the case may be; (f) four (4) copies of the Collateral Sharing and Agency Agreement executed by Senior Subordinated Lender and Borrower; and (g) such other certificates, instruments, documents and agreements as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

         4. Representations and Warranties. Borrower hereby represents and warrants as follows:

                  (a) This Amendment No. 8 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment No. 8, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 8.

                  (c) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

                  (d) No Default or Event of Default would exist after giving effect to this Amendment No. 8.




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         5.       Effect on the Loan Agreement.

                  (a) Upon the effectiveness of this Amendment No. 8, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment No. 8 shall not operate as a waiver of any other right, power or remedy of Lender, nor constitute a waiver of any other provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         6. Governing Law. This Amendment No. 8 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         7. Headings. Section headings in this Amendment No. 8 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 8 for any other purpose.

         8. Counterparts. This Amendment No. 8 may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment No. 8 has been duly executed as of the day and year first written above.

                                    NATIONAL RECORD MART, INC.


                                    By: /s/ Theresa Carlise
                                       --------------------------------------
                                    Name:    Theresa Carlise
                                    Title:   Senior Vice President and Chief
                                                      Financial Officer


                                    FLEET CAPITAL CORPORATION


                                    By: /s/  Kim Bushey
                                       --------------------------------------
                                    Name:    Kim Bushey
                                    Title:   Vice President


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